Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Quality Municipal Fund, Inc.
33-34483, 811-06091

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007; at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
new investment
management
agreement

 Common and
MuniPreferred
 shares voting
together as a
class

  MuniPreferred shares
 voting together as a
class






   For

           18,710,215
   -
   Against

                742,905

                          -
   Abstain

                627,387

                          -
   Broker Non-
Votes

             5,433,261

                          -
      Total

           25,513,768

                          -
To ratify the
selection of
Ernst & Young
LLP as the
independent
registered
public
accounting firm
 for the current
fiscal year




   For

           24,840,169

                          -
   Against

                335,618
           -
   Abstain

                337,981

-
      Total

           25,513,768

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012846.